UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 3, 2009
STEWART & STEVENSON LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33836	20-3974034
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

1000 Louisiana St., Suite 5900, Houston, TX	77002
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 751-2700
None
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
Stewart & Stevenson LLC (“Stewart & Stevenson” or the “Company”) today is participating in the 2009 J.P. Morgan Global High Yield and Leveraged Finance Conference. The conference will include a management presentation that will contain certain information regarding Stewart & Stevenson not previously made available to the public. Such information is set forth in Exhibit 99.1. The information is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to liability under that Section. Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into any filings of the Company under the Securities Act of 1933.
Statements contained in Exhibit 99.1 to this report that state the Company’s or its management’s expectations or predictions are forward-looking statements. The Company’s actual results could materially differ from those contemplated by such forward-looking statements. Factors that could affect such results include those identified in the reports that the Company has filed with the Securities and Exchange Commission.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits

Exhibit
No.	Description
99.1	Information from the Company’s presentation at the 2009 J.P. Morgan Global High Yield and Leveraged Finance Conference

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stewart & Stevenson LLC

Date: February 3, 2009	By:	/s/ Jeffery W. Merecka
	Name:	Jeffery W. Merecka
	Title:	Vice President, Chief Financial
Officer and Secretary